UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2011

Newmont Mining Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240	84-1611629
(Commission File Number)	(IRS Employer Identification Number)

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

 (Address of Principal Executive Offices, Including Zip Code)

(303) 863-7414
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On February 3, 2011, Newmont Mining Corporation, a Delaware corporation (the “Company”) and Fronteer Gold Inc., an Ontario corporation (“Fronteer”) issued a joint press release announcing the execution of an Arrangement Agreement (the “Agreement”) among the Company, Fronteer, and Pilot Gold Inc., a Canadian corporation (“Pilot") and related agreements.  Pursuant to the Agreement, subject to terms and conditions set forth therein, the Company will acquire all of the outstanding common shares of Fronteer by way of a plan of arrangement (the “Arrangement”) and Fronteer shareholders will receive $14.00 in cash and one common share of Pilot for each common share of Fronteer owned by such holder.  Pilot will own certain exploration assets of Fronteer and, upon closing of the transaction, former Fronteer shareholders will hold an aggregate 80.1% interest in Pilot and the Company will hold, indirectly, the remaining 19.9% interest.  Following the announcement, the Company and Fronteer made an investor presentation concerning the Arrangement and the Company’s strategy following completion of the Arrangement.  A copy of the press release and investor presentation are attached to this report as Exhibits 99.1 and 99.2 respectively, and are also available on the Company’s website at http://www.newmont.com.

The foregoing description of the Exhibits is qualified in its entirety by reference to such Exhibits.  The disclosures set forth in this report and the Exhibits are being “furnished” and are not being, and shall not be deemed to be, “filed” for purposes of the Securities Act of 1933, the Securities Exchange Act of 1934 or the rules or regulations promulgated under such acts.

The information required by Item 1.01, including a copy of the Arrangement Agreement, will be filed in a separate Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
99.1	Press release, dated February 3, 2011.
99.2	Investor presentation dated February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 3, 2011

NEWMONT MINING CORPORATION

/s/ Jeffrey K. Reeser
Name:   Jeffrey K. Reeser

Title:     Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated February 3, 2011.
99.2	Investor presentation dated February 3, 2011.